SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (date of earliest event reported): February 13, 2001.




                                  BioTime, Inc.
             (Exact name of registrant as specified in its charter)

   California                           1-12830                 94-3127919
(State or other jurisdiction    (Commission File Number)      (IRS Employer
of incorporation)                                           Identification No.)

                                935 Pardee Street
                           Berkeley, California 94710
                    (Address of principal executive offices)

                                 (510) 845-9535
              (Registrant's telephone number, including area code)



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         Statements  made in this  Report  that  are not  historical  facts  may
constitute   forward-looking   statements   that  are   subject   to  risks  and
uncertainties that could cause actual results to differ materially from those discussed. Such risks and uncertainties include but are not limited to those discussed in this report and in BioTime's Annual Report on Form 10-K filed with the Securities and Exchange Commission. Words such as "expects," "may," "will," "anticipates," "intends," "plans," "believes," "seeks," "estimates," and similar expressions identify forward-looking statements.


Item 5.  Other Events.

         On February 13, 2001, BioTime, Inc. and Horus B.V. ("Horus"), a subsidiary of Akzo Nobel, N.V. ("Akzo") entered into an Exclusive License Agreement (the "License Agreement") under which BioTime has granted to Horus an exclusive license to manufacture and sell BioTime's proprietary blood plasma volume expander solution Hextend(R) in all parts of the world except the United States, Canada and Japan.

         Under the License Agreement, Horus has agreed to pay BioTime an initial license fee of $4,000,000, plus up to $5,500,000 in additional license fees upon the attainment of certain milestones pertaining to the commencement of sales in the European Union and the issuance of certain European patents. BioTime will earn royalties of not less than 12% nor more than 15% of net sales of Hextend sold under certain patents, or not less than 6% and not more than 7.5% of net sales of Hextend manufactured in countries in which patent protection has been obtained but sold in countries in which patents have not yet been issued. Horus will pay a royalty of not less than 2% and not more than 3.5% of net sales of Hextend for the use of licensed proprietary technology, plus a royalty of 2% of net sales for the use of the Hextend trademark, with respect to sales of Hextend manufactured and sold in countries in which patents are not issued or have expired.

         Horus will be responsible for obtaining regulatory approval for the use of Hextend in those countries in which it plans to market the product, except that BioTime will continue to process its pending application for regulatory approval in Sweden. The parties expect that regulatory approval activities and marketing of Hextend will be conducted for Horus by Organon Teknika, another Akzo subsidiary that sells a variety of pharmaceutical and hospital products world-wide. Akzo has agreed to guaranty the performance of Horus' obligations under the License Agreement.

         Horus may also acquire additional licenses to manufacture and sell other BioTime plasma expander products, such as PentaLyte(R) and HetaCool,(R) outside the United States, Canada and Japan. If Horus does not exercise its right to acquire a new product license, BioTime may manufacture and sell the product itself or may license others to do so.

         Horus' obligations under the License Agreement are conditioned upon the confirmation of certain manufacturing and supply arrangements. BioTime's obligations are conditioned upon its receipt of the initial license fee payment, and it will have the right to terminate the License Agreement if it does not receive that payment within sixty (60) days.

         The foregoing description of the License Agreement is a summary only and is qualified in all respects by reference to the full text of the License Agreement, a copy of which is filed as an Exhibit to this report.


Item 7.  Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 10.1 Exclusive License Agreement, dated February 13, 2001 between BioTime, Inc. and Horus B.V. (Portions of this exhibit have been omitted pursuant to arequest for confidential treatment)

        10.2      Akzo guaranty, dated February 13, 2001


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                     BIOTIME, INC.


Date:  February 15, 2001             By    /s/Paul E. Segall
                                           ------------------------------------
                                           Paul E. Segall,
                                           Chairman and Chief Executive Officer




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                                  EXHIBIT INDEX


Exhibit 10.1 Exclusive License Agreement, dated February 12, 2001 between BioTime, Inc. and Horus B.V.(Portions of this exhibit have been omitted pursuant to a request for confidential treatment)

        10.2      Akzo guaranty, dated February 13, 2001


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